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                                                                   Exhibit h(8)

                      CitiFunds Multi-State Tax Free Trust
                                 21 Milk Street
                           Boston, Massachusetts 02109

                                August 24, 2000

Citi Fiduciary Trust Company
388 Greenwich Street
New York, New York 10013

      Re: CitiFunds Multi-State Tax Free Trust - Transfer Agency and Service Agreement

Ladies and Gentlemen:

     This letter serves as notice that CitiFunds New York Tax Free Reserves, CitiFunds California Tax Free Reserves and CitiFunds Connecticut Tax Free Reserves (the "Series") are added to the list of series to which Citi Fiduciary Trust Company ("Citi Fiduciary") renders services as transfer agent pursuant to the terms of the Transfer Agency and Service Agreement dated as of October 1, 1999 (the "Agreement") between each of the investment companies listed on Schedule A thereto and Citi Fiduciary (formerly known as, "Smith Barney Private Trust Company").

     Please sign below to acknowledge your receipt of this notice adding the Series as beneficiaries under the Agreement.


                                          CITIFUNDS MULTI-STATE TAX FREE TRUST

                                          By:    Philip Coolidge
                                                 ------------------------------
                                          Title: President
                                                 ------------------------------

Acknowledgment:

CITI FIDUCIARY TRUST COMPANY

By:    [signature illegible]
       -----------------------------------
Title: Director Transfer Agency Operations
       -----------------------------------